Exhibit 20

Capital One Auto Finance Trust 2005-B-SS

Automobile Receivable - Backed Notes

Class A-1 Notes 3.33950% Asset-Backed Notes

Class A-2 Notes 3.82000% Asset-Backed Notes

Class A-3 Notes 4.08000% Asset-Backed Notes

Class B-1 Notes 4.32000% Asset-Backed Notes

Class C-1 Notes 4.48000% Asset-Backed Notes

Class D-1 Notes 4.80000% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	10/01/2005	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending	10/31/2005
Prev. Distribution/Close Date	10/17/2005	Initial Purchase	37,850	5/26/2005	6/2/2005	700,000,357.62
Distribution Date:	11/15/2005	Sub Purchase #1	6,214	7/28/2005		118,713,784.15
Days in Interest Period:	29	Sub Purchase #2	0			0.00
Days in Collection Period:	31	Sub Purchase #3	0			0.00
Months Seasoned:	5	Total	44,064			818,714,141.77

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of Period Aggregate Principal Balance		{1}		747,119,291.25
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	10,261,704.41
	{4}	Prepaid Principal Received	{4}	9,237,908.63
	{5}	Defaulted Receivables	{5}	2,307,146.86
	{6}	Principal Portion of Repurchased Receivables	{6}	0.00
	{7}	Cram Down Losses and other non-cash adjustments	{7}	1,906.52
	{8}	Total Monthly Principal Amounts	{8}		21,808,666.42
{9}	End of Period Aggregate Receivables Balance		{9}		725,310,624.83
{10}	Pool Factor ({9} / Original Pool Balance)		{10}		0.8859

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

		Class A-1	Class A-2	Class A-3	Class B	Class C	Class D	Total
{11}	Original Note Balance	137,000,000.00	233,000,000.00	137,602,000.00	57,310,000.00	69,590,000.00	65,498,000.00	700,000,000.00
{12}	Beginning of Period Note Balance	45,746,312.26	233,000,000.00	137,602,000.00	57,310,000.00	69,590,000.00	65,498,000.00	608,746,312.26
{13}	First Allocation of Principal	0.00	0.00	0.00	0.00	0.00	0.00	0.00
{14}	Second Allocation of Principal	0.00	0.00	0.00	0.00	0.00	0.00	0.00
{15}	Third Allocation of Principal	0.00	0.00	0.00	0.00	0.00	0.00	0.00
{16}	Fourth Allocation of Principal	0.00	0.00	0.00	0.00	0.00	0.00	0.00
{17}	Regular Allocation of Principal	24,982,334.70	0.00	0.00	0.00	0.00	0.00	24,982,334.70
{18}	Optional Note Redemption Amount	0.00	0.00	0.00	0.00	0.00	0.00	0.00
{19}	End of Period Note Balance	20,763,977.56	233,000,000.00	137,602,000.00	57,310,000.00	69,590,000.00	65,498,000.00	583,763,977.56
{20}	Note Pool Factors ( {19}/{11} )	0.1516	1.0000	1.0000	1.0000	1.0000	1.0000	0.8339
{21}	Principal Payment Per $1,000	182.35	0.00	0.00	0.00	0.00	0.00	35.69

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III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{22}	Beginning of Period Pre-Funding Account Balance	{22}		0.00
{23}	Purchase of Subsequent Receivables	{23}	0.00
{24}	Investment Earnings	{24}	0.00
{25}	Investment Earning Transfer to Collection Account	{25}	0.00
{26}	Payment of Mandatory Prepayment Amount	{26}	0.00
{27}	End of Period Pre-Funding Account Balance	{27}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{28}	Scheduled and Prepayment Principal Cash Received							{28}	19,499,613.04
{29}	Liquidation Proceeds Collected During Period							{29}	909,200.20
{30}	Receivables Repurchase Amounts							{30}	0.00
{31}	Interest Collected on Receivables							{31}	8,069,699.35
{32}	Return of Excess Deposit - Prefunding Account							{32}	0.00
{33}	Advances from the Reserve Fund							{33}	0.00
{34}	Release from Reserve Fund Account							{34}	0.00
	Investment Earnings on Trust Accounts
{35}	Collection Account							{35}	74,533.30
{36}	Transfer from Reserve Fund							{36}	46,526.04
{37}	Transfer from Pre-Funding Account							{37}	0.00
{38}	Optional Note Redemption Prepayment Amount							{38}	0.00
{39}	Total Available Funds							{39}		28,599,571.93

Distributions:
{40}	Trustee Fees							{40}	0.00
	Servicing Fees
	Calculated Fee		Carryover Shortfall	Change from Prior Period			Total Fee Due
{41}	1,556,498.52		0.00	0.00			1,556,498.52	{41}	1,556,498.52
	Class A Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{42}	Class A-1 Note	45,746,312.26	3.33950%	29	Actual/360	123,064.57	0.90	{42}	123,064.57
{43}	Class A-2 Note	233,000,000.00	3.82000%	30	30/360	741,716.67	3.18	{43}	741,716.67
{44}	Class A-3 Note	137,602,000.00	4.08000%	30	30/360	467,846.80	3.40	{44}	467,846.80
	Class A Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{45}	Class A-1 Note	0.00	0.00		0.00			{45}	0.00
{46}	Class A-2 Note	0.00	0.00		0.00			{46}	0.00
{47}	Class A-3 Note	0.00	0.00		0.00			{47}	0.00
{48}	First Allocation of Principal							{48}	0.00

	Class B Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{49}	Class B-1 Note	57,310,000.00	4.32000%	30	30/360	206,316.00	3.60	{49}	206,316.00
	Class B Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{50}	Class B-1 Note	0.00	0.00		0.00			{50}	0.00
{51}	Second Allocation of Principal							{51}	0.00

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	Class C Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{52}	Class C-1 Note	69,590,000.00	4.48000%	30	30/360	259,802.67	3.73	{52}	259,802.67
	Class C Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{53}	Class C-1 Note	0.00	0.00		0.00			{53}	0.00
{54}	Third Allocation of Principal							{54}	0.00

	Class D Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{55}	Class D-1 Note	65,498,000.00	4.80000%	30	30/360	261,992.00	4.00	{55}	261,992.00
	Class D Noteholders’ Accrued Note Interest
	Class	Carryover Shortfall	Change from Prior Period		Carryover Shortfall Per $1,000
{56}	Class D-1 Note	0.00	0.00		0.00			{56}	0.00
{57}	Fourth Allocation of Principal							{57}	0.00

{58}	Deposit to Reserve Account, to Required Level							{58}	0.00
{59}	Regular Allocation of Principal							{59}	24,982,334.70
{60}	Other Amounts Due to the Trustees							{60}	0.00
{61}	Optional Note Redemption Prepayment Amount / EOD Prin Pay							{61}	0.00
{62}	Distribution to the Equity Certificate Holder							{62}	0.00
{63}	Total Distributions							{63}	28,599,571.93

V.	RECONCILIATION OF RESERVE ACCOUNT:

{64}	Beginning of Period Reserve Account balance							{64}		16,374,282.84
{65}	Deposits to Reserve Account - Subsequent Fundings							{65}		0.00
{66}	Subtotal							{66}		16,374,282.84
	{67}	Reserve Account Requirement						{67}	16,374,282.84
	{68}	Reserve Acount Shortfall / (Excess)						{68}	0.00
{69}	Deposit to Reserve Fund, to Required Level							{69}		0.00
{70}	Release from Reserve Account							{70}		0.00
{71}	End of Period Reserve Account Balance							{71}		16,374,282.84
{72}	Change in Reserve Account Balance from Prior Period							{72}		0.00
{73}	EOP Shortfall							{73}		0.00

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sale and Servicing Agreement dated as of June 2, 2005 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Auto Finance Trust 2005-B-SS, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank, as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.
Capital One Auto Finance, Inc., as Servicer

By:	/s/ Steve Richter
Name:	Steve Richter
Title:	Assistant Vice President
Date:	11/09/2005

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Exhibit A

Capital One Auto Finance Trust 2005-B-SS

Automobile Receivable - Backed Notes

Class A-1 Notes 3.33950% Asset-Backed Notes

Class A-2 Notes 3.82000% Asset-Backed Notes

Class A-3 Notes 4.08000% Asset-Backed Notes

Class B-1 Notes 4.32000% Asset-Backed Notes

Class C-1 Notes 4.48000% Asset-Backed Notes

Class D-1 Notes 4.80000% Asset-Backed Notes

Servicer’s Certificate

Monthly Period Ending 10/31/2005

Distribution Date 11/15/2005

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

		Class A-1	Class A-2	Class A-3	Class B	Class C	Class D	Total
{1}	Original Note Balance	137,000,000.00	233,000,000.00	137,602,000.00	57,310,000.00	69,590,000.00	65,498,000.00	700,000,000.00
{2}	Beginning of Period Note Balance	45,746,312.26	233,000,000.00	137,602,000.00	57,310,000.00	69,590,000.00	65,498,000.00	608,746,312.26
{3}	End of Period Note Balance	20,763,977.56	233,000,000.00	137,602,000.00	57,310,000.00	69,590,000.00	65,498,000.00	583,763,977.56
{4}	Note Pool Factors ( {3}/{1} )	0.1516	1.0000	1.0000	1.0000	1.0000	1.0000	0.8339

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	37,850	41,830
{6}	Number of Subsequent Receivables Purchased	{6}	6,214	0
{7}	Number of Receivables Defaulted During Period	{7}	314	135
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	46	0
{9}	Number of Receivables Paid Off During Period	{9}	2,597	588
{10}	Ending Number of Receivables	{10}	41,107	41,107

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	14.07%	14.04%	14.04%
{12}	Weighted Average Remaining Term of the Receivables	{12}	65.31	62.37	61.50
{13}	Weighted Average Original Term of Receivables	{13}	66.58	66.58	66.58
{14}	Average Receivable Balance	{14}	18,494.06	17,860.85	17,644.46

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	30-60 days	{15}	1,890	33,282,887.32	4.45%
{16}	61-90 days	{16}	519	8,813,678.18	1.18%
{17}	91-120 days	{17}	177	3,195,744.59	0.43%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	696	12,009,422.77	1.61%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period ( line {18})	{19}	12,009,422.77
{20}	Beginning of Period Principal Balance	{20}	747,119,291.25
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		1.61%

Cumulative Net Charge-off Rate:

{25}	Net Losses since the Initial Cut-off Date (Beginning of Period)	{25}		1,562,495.78
{26}	Receivables becoming Defaulted Receivables during period	{26}	2,307,146.86
{27}	Cram Down Losses and other non-cash adjustments occurring during period	{27}	1,906.52
{28}	Liquidation Proceeds collected during period	{28}	909,200.20
{29}	Net Losses during period ({26} + {27} - {28})	{29}	1,399,853.18
{30}	Net Losses since Initial Cut-off Date (End of Period)	{30}		2,962,348.96
{31}	Cumulative Net Loss Ratio (({30}) / (Original Aggregrate Principal Balance )	{31}		0.36%

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